UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 23, 2025

Hyzon Motors Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39632	82-2726724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

599 South Schmidt Road Bolingbrook, IL	60440
(Address of principal executive offices)	(Zip Code)

(585)-484-9337

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYZN	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $575.00 per share	HYZNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 23, 2025, Hyzon Motors Inc. (the “Company”) received a determination letter (the “Delisting Notification”) from The Nasdaq Stock Market (“Nasdaq”) stating that the Nasdaq staff (“Staff”) determined, in accordance with Listing Rules 5101 and 5110(b) and Nasdaq Listing Rule IM 5101-1, that the Company’s securities, including its Class A common stock, par value $0.0001 per share, and public warrants, will be delisted from Nasdaq. The Delisting Notification indicates that the Staff’s determination was based on, among other items, the Company’s previously announced Plan of Dissolution to which the Company is asking its stockholders to approve at a Special Meeting of Stockholders to be held on February 13, 2025 at 9:00 A.M. Eastern Time and associated public interest concerns raised by such request.

Per the Delisting Notification, the Company’s securities will be suspended at the opening of business on January 30, 2025, and a Form 25-NSE will be filed by Nasdaq with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

The Delisting Notification states that the Company may appeal the Staff’s determination to delist the Company’s securities, however, even if the Company appeals the Staff’s determination, the Company’s securities will be suspended from trading at the opening of business on January 30, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYZON MOTORS INC.

Date: January 23, 2025	By:	/s/ Parker Meeks
	Name:	Parker Meeks
	Title:	Chief Executive Officer

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